POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints James H. Davis, David P. Southwell
  or
Barry A. Labinger, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself, pursuant to
Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")
and the regulations promulgated thereunder, with respect to any and all filings relating to
Human Genome Sciences, Inc., and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, or the
Bylaws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. This Power of
  Attorney

will remain in effect for as long as the undersigned requirements of Section 16 ofthe Exchange Act.
is subject to the reporting
IN WIlNESS WHEREOF, this Power of Attorney has been signed
1)"" day of l:::e-c. 2010. /~~
as of the

i ~lin
Goddard

STATE OF 1a p..y/t1.-nd)

) ss.:

COUNTY OF HO/1fJb/J1fI1 )

On this g'fl,. day of Uecemk, 2010 before me personally appeared Colin
Goddard, to me known andkIl(;wn to me to be the individual described herein, and who
executed the foregoing certificate, and thereupon duly acknowledged to me that he executed the same.

ROSEHAOIOIAN


NOTARY PUBLIC STATE OF MABVI AND

My Commission Expires: ~,...".,..=:-=!"::::"';':":"';-='-":'-=..L.LJ.J:>J.llU.


My Commlss.iQflElq:liles July 19. 2013